Exhibit 99.2

Adtalem Global Education Inc.

Schedule of non-GAAP Operating Income

(unaudited and amounts in thousands)

	Years Ended		Three Months Ended
	June 30, 2020	June 30, 2021	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Chamberlain:
Operating income (GAAP)	$99,361	$128,851	$30,169	$32,482	$36,107	$30,093
Restructuring expense	291	-	-	-	-	-
Operating income excluding special items (non-GAAP)	$99,652	$128,851	$30,169	$32,482	$36,107	$30,093

Medical and Veterinary:
Operating income (GAAP)	$66,676	$67,852	$22,841	$18,808	$14,977	$11,226
Restructuring expense	1,416	-	-	-	-	-
Operating income excluding special items (non-GAAP)	$68,092	$67,852	$22,841	$18,808	$14,977	$11,226

Financial Services:
Operating income (GAAP)	$17,622	$28,361	$7,272	$7,793	$3,904	$9,392
Restructuring expense	4,842	3,044	1,415	-	-	1,629
Operating income excluding special items (non-GAAP)	$22,464	$31,405	$8,687	$7,793	$3,904	$11,021

Home Office and Other:
Operating loss (GAAP)	$(41,399)	$(63,581)	$(23,576)	$(18,760)	$(10,774)	$(10,471)
Restructuring expense	22,079	6,760	2,808	1,165	1,217	1,570
Business acquisition and integration expense	-	31,593	13,436	11,079	3,646	3,432
Gain on sale of assets	(4,779)	-	-	-	-	-
Operating loss excluding special items (non-GAAP)	$(24,099)	$(25,228)	$(7,332)	$(6,516)	$(5,911)	$(5,469)

Adtalem Global Education:
Operating income (GAAP)	$142,260	$161,483	$36,706	$40,323	$44,214	$40,240
Restructuring expense	28,628	9,804	4,223	1,165	1,217	3,199
Business acquisition and integration expense	-	31,593	13,436	11,079	3,646	3,432
Gain on sale of assets	(4,779)	-	-	-	-	-
Operating income excluding special items (non-GAAP)	$166,109	$202,880	$54,365	$52,567	$49,077	$46,871